Exhibit 10.26

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is entered into as of November 19, 2018 (“Effective Date”) by and between REGENXBIO Inc., a corporation organized under the laws of the State of Delaware, with offices at 9600 Blackwell Road, Suite 210, Rockville, MD 20850 (“Licensor”), and Rocket Pharmaceuticals, Ltd., a Cayman Islands exempted company, with offices at 350 Fifth Avenue, Suite 7530, New York, NY 10118 (“Licensee”).  Licensor and Licensee are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor has rights under certain Licensed Patents (as defined herein) pertaining to certain recombinant adeno-associated virus vectors; and

WHEREAS, Licensee desires to obtain from Licensor certain licenses under the Licensed Patents under the terms set forth herein;

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1:  DEFINITIONS

1.1          “* * *” means (a) the recombinant adeno-associated virus serotype * * * vector with the specified sequence set forth in GenBank (* * *) and (b) any recombinant adeno-associated virus derivatives of such serotype * * * vector that are covered by the claims of the Licensed Patents.

1.2          “AAV9” means (a) the recombinant adeno-associated virus serotype 9 vector with the specified sequence set forth in GenBank (protein id * * *) and (b) any recombinant adeno-associated virus derivatives of such serotype 9 vector that are covered by the claims of the Licensed Patents.

1.3          “* * *” means (a) the recombinant adeno-associated virus serotype * * * vector with the specified sequence set forth in GenBank (* * *) and (b) any recombinant adeno-associated virus derivatives of such serotype * * * vector that are covered by the claims of the Licensed Patents.

1.4          “Affiliate” means any legal entity directly or indirectly, during the term of this Agreement, controlling, controlled by, or under common control with another entity.  For purposes of this Agreement, “control” means the direct or indirect ownership of more than 50% of the outstanding voting securities of a legal entity, or the right to receive more than 50% of the profits or earnings of a legal entity, or the right to control the policy decisions of a legal entity.  An entity may be or become an Affiliate of an entity and may cease to be an Affiliate of an entity, in each case, during the term of this Agreement.

1.5          “BLA” means a Biological License Application (BLA) pursuant to 21 C.F.R. § 601.2 or a New Drug Application filed with the FDA as described in 21 C.F.R. § 314.

1.6          “Calendar Quarter” means each three-month period or any portion thereof, beginning on January 1, April 1, July 1, and October 1.

1.7          “Change of Control” means (i) any transaction or series of related transactions following which the holders of Licensee’s capital stock or membership or equity interests immediately prior to such transaction or series of related transactions collectively are the owners of less than 50% of the outstanding equity interests of Licensee entitled to (a) vote with respect to the election of directors (or positions having a similar function) or (b) receive the proceeds upon any sale, liquidation or dissolution of Licensee;  (ii) a sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or a material portion of Licensee’s interest in the Licensed Products; (iii) a sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or a material portion of Licensee’s right title, or interest in its assets taken as a whole; or (iv) the merger of Licensee with a Third Party by operation of law or otherwise.

1.8          “Commercial Option” has the meaning set forth in Section 2.2.

1.9          “Confidential Information” means and includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, animate and inanimate materials, data, processes, finances, business operations or affairs, and other proprietary ideas, whether or not patentable or copyrightable, of either Party that are (a) marked or otherwise identified as confidential or proprietary at the time of disclosure in writing; or (b) if disclosed orally, visually, or in another non-written form, identified as confidential at the time of disclosure and summarized in reasonable detail in writing as to its general content within 30 days after original disclosure.  The Parties acknowledge that (i) the terms and conditions of this Agreement and (ii) the records and reports referred to in Section 3.7 will be deemed the Confidential Information of both Parties, regardless of whether such information is marked or identified as confidential.  In addition, information provided to Licensee pursuant to the provisions of Section 7.1 will be deemed the Confidential Information of Licensor, regardless of whether such information is marked or identified as confidential.  Notwithstanding the foregoing, Confidential Information will not include the following, in each case, to the extent evidenced by competent written proof of the Receiving Party:

1.9.1          information that was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

1.9.2          information that was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

1.9.3          information that became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the Receiving Party in breach of this Agreement;

1.9.4          information that is independently discovered or developed by the Receiving Party without the use of Confidential Information of the Disclosing Party; or

1.9.5          information that was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

1.10        “Disclosing Party” has the meaning set forth in Section 5.1.

1.11        “Domain Antibody” means * * *.

1.12        “EMA” means the European Medicines Agency and any successor agency(ies) in the European Union with responsibilities comparable to those of the European Medicines Agency.

1.13        “FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

1.14        "Field" means the treatment of Danon Disease in humans by in vivo gene therapy using the Licensed Vector(s) to deliver any known LAMP2 transgene isoforms * * * and all possible combinations of LAMP2 transgene isoforms.

1.15        “GSK Agreement” means that certain License Agreement entered into between Licensor and SmithKline Beecham Corporation, effective on March 6, 2009, as amended by that certain Amendment to License Agreement dated April 15, 2009, and as further amended from time to time.

1.16        “Know-How” means any and all ideas, information, know-how, data, research results, writings, inventions, discoveries, and other technology (including any proprietary materials), whether or not patentable or copyrightable.

1.17        “Licensed Back Improvements” means any patentable modifications or improvements developed by Licensee, any Affiliates, or any Sublicensees to any vector that is the subject of a claim within the Licensed Patents.

1.18        “Licensed Know-How” means any Know-How Licensor provides to Licensee pursuant to Section 2.8.

1.19        “Licensed Patents” means, on a Licensed Vector-by-Licensed Vector basis, to the extent they cover such Licensed Vector, (a) all United States patents and patent applications listed in Exhibit A-1 (for AAV9), Exhibit A-2 (if the Licensed Vector is * * *), or Exhibit A-3 (if the Licensed Vector is * * *), including patents arising from such patent applications; and (b) any re-examination certificates thereof, and their foreign counterparts and extensions, continuations, divisionals, and re-issue applications; provided that “Licensed Patents” will not include any claim of a patent or patent application covering any Manufacturing Technology.

1.20          “Licensed Product” means (a) any product using the applicable Licensed Vector that is made, made for, used, sold, offered for sale, or imported by Licensee, its Affiliates, and any of its or their Sublicensees, where (i) the manufacture, use, sale, offer for sale, or import of which product, in the absence of the license granted pursuant to this Agreement, would infringe or is covered by at least one Valid Claim of the Licensed Patents in the country of manufacture, use, sale, offer for sale, or import, including products manufactured by a process that would infringe or is covered by at least one Valid Claim of the Licensed Patents in the country of manufacture, use, sale, offer for sale, or import or (ii) that incorporates, was developed using, or is produced or manufactured through the use of, or with respect to which Licensee otherwise acquired a license to, Licensed Know-How; or (b) any service sold by Licensee, its Affiliates, and any of its or their Sublicensees with respect to the administration of any product using a Licensed Vector to patients that (i) in the absence of the license granted pursuant to this Agreement, would infringe or is covered by at least one Valid Claim of the Licensed Patents in the country of sale or (ii) that incorporates, was developed using, or is produced or manufactured through the use of, or with respect to which Licensee otherwise acquired a license to, Licensed Know-How.

1.21        “Licensed Program” means the program relating to * * * and/or * * * for which Licensee has exercised a Commercial Option in accordance with Section 2.2.1.

1.22        “Licensed Technology” means, collectively, the Licensed Patents and Licensed Know-How.

1.23        “Licensed Vectors” means AAV9 and, if and when a Commercial Option is exercised, the vector(s) that is/are selected by Licensee pursuant to Section 2.2 (each vector, a “Licensed Vector”).

1.24        “Licensee Inventions” means: (i) any new or improved * * *, AAV9, and * * * capsid-related Know-How that is related specifically to the capsid of * * *, AAV9, and/or * * * and that is first discovered, produced, conceived, or reduced to practice by or on behalf of Licensee, its Affiliates, or any of its or their Sublicensees and used specifically in the development of Licensed Products in the exercise of any rights granted under this Agreement.

1.25        “Manufacturing Technology” means any and all patents, patent applications, Know-How, and all intellectual property rights associated therewith that are owned or controlled by Licensor, and including all tangible embodiments thereof, that claim, cover or relate to the manufacture of: adeno-associated viruses, adeno-associated virus vectors, research or commercial reagents related thereto, Licensed Products, or other products, including manufacturing processes, technical information relating to the methods of manufacture, protocols, standard operating procedures, batch records, assays, manufacture formulations, quality control data, specifications, scale up methods, any and all manufacture improvements, modifications, and changes thereto, and any and all activities associated with such manufacture.  Any and all chemistry, manufacturing, and controls (CMC), drug master files (DMFs), or similar materials provided by Licensor to regulatory authorities and the information contained therein are deemed Manufacturing Technology.

1.26        “Marketing Authorization” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport, marketing and sale of Licensed Products in a country or regulatory jurisdiction.

1.27        “Net Sales” means the gross receipts from sales or other disposition of a Licensed Product (including fees for services within the definition of “Licensed Product”) by Licensee and/or its Affiliates and/or any Sublicensees to Third Parties less the following deductions that are directly attributable to a sale, specifically and separately identified on an invoice or other documentation and actually borne by Licensee, its Affiliates, or any Sublicensees:  * * *.  In the event consideration other than cash is paid to Licensee, its Affiliates, or any Sublicensees, for purposes of determining Net Sales, the Parties shall use the cash consideration that Licensee, its Affiliates, or any Sublicensees would realize from an unrelated buyer in an arm’s length sale of an identical item sold in the same quantity and at the time and place of the transaction, as determined jointly by Licensor and Licensee based on transactions of a similar type and standard industry practice, if any.

1.28        “Option Term” means the period beginning on the Effective Date and ending on the fourth anniversary of the Effective Date.

1.29        “Penn Agreement” means that certain License Agreement entered into between Licensor and The Trustees of the University of Pennsylvania, effective on February 24, 2009, as amended by that letter agreement dated March 6, 2009, by that certain Second Amendment to License Agreement effective on September 9, 2014, and by that certain Third Amendment to License Agreement effective on April 29, 2016, and as further amended from time to time.

1.30        “Phase 3 Clinical Trial” means a pivotal clinical trial in humans performed to gain evidence with statistical significance of the efficacy of a product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an BLA and to provide an adequate basis for physician labeling, as described in 21 C.F.R. § 312.21(c) or the corresponding regulation in jurisdictions other than the United States.

1.31        “Prosecute” means preparation, filing, and prosecuting patent applications and maintaining patents, including any reexaminations, reissues, oppositions, inter partes review, and interferences.

1.32        “Receiving Party” has the meaning set forth in Section 5.1.

1.33        “REGENXBIO Licensors” means SmithKline Beecham Corporation (or any successor thereto under the GSK Agreement) and The Trustees of the University of Pennsylvania (or any successor thereto under the Penn Agreement), if any Licensed Technology is sublicensed from the Penn Agreement.

1.34        “Retained Rights” has the meaning set forth in Section 2.3.

1.35        “Sublicensee” means (i) any Third Party or Affiliate to whom Licensee grants a sublicense of some or all of the rights granted to Licensee under this Agreement as permitted by this Agreement; and (ii) any other Third Party or Affiliate to whom a sublicensee described in clause (i) has granted a further sublicense as permitted by this Agreement.

1.36        “Third Party” means any person or entity other than a Party to this Agreement or Affiliates of a Party to this Agreement.

1.37        “Valid Claim” means a claim of an issued and unexpired patent (including any patent claim the term of which is extended by any extension, supplementary protection certificate, patent term restoration, or the like) included within the Licensed Patents or a claim of a pending patent application included within the Licensed Patents, that has not lapsed, been abandoned, been held revoked, or been deemed unenforceable or invalid by a non-appealable decision or an appealable decision from which no appeal was taken within the time allowed for such appeal of a court or other governmental agency of competent jurisdiction and has not been pending for more than fifteen (15) years.

ARTICLE 2:  LICENSE GRANTS

2.1          License Grant.  Subject to the terms and conditions of this Agreement, including the Retained Rights, Licensor hereby grants to Licensee an exclusive, sublicensable (as provided in Section 2.5 only), non-transferable (except as provided in Section 10.2), royalty-bearing, worldwide license under the Licensed Technology to make, have made, use, import, sell, and offer for sale Licensed Products using AAV9 solely in the Field, including, for the avoidance of doubt, the right to conduct research and development.

2.2          Commercial License Option.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee during the Option Term two distinct exclusive options, one of which is using * * * in the Field and one of which is using * * * in the Field, exercisable at Licensee’s sole discretion, to obtain an exclusive, sublicensable (as provided in Section 2.5 only), non-transferable (except as provided in Section 10.2), royalty-bearing, worldwide license under the Licensed Technology to make, have made, use, import, sell, and offer for sale Licensed Products (each such right, a “Commercial Option”) in accordance with the following provisions:

2.2.1          Method of Exercise.  To exercise a Commercial Option, Licensee must, prior to the end of the Option Term, (i) provide written notice to Licensor, which written notice must specify which Commercial Option is being exercised and (ii) pay the fee specified in Section 3.2.

2.2.2          License Grant Upon Exercise.  If Licensee exercises a Commercial Option, effective upon Licensor’s receipt of the notice and, the fee described in Section 2.2.1 (the “Grant Date” for the applicable Licensed Program), subject to the terms and conditions of this Agreement, including the Retained Rights, Licensor shall be deemed to have granted to Licensee an exclusive, sublicensable (as provided in Section 2.5 only), non-transferable (except as provided in Section 10.2), royalty-bearing, worldwide license under the Licensed Technology to make, have made, use, import, sell, and offer for sale Licensed Products in the Field that are the subject of the Licensed Program, including, for the avoidance of doubt, the right to conduct research and development.

2.2.3          Exercised Commercial Option.  For the avoidance of doubt, the foregoing license granted pursuant to Section 2.2.2 will be deemed granted on the Grant Date on a Licensed Program-by-Licensed Program basis, solely with respect to the Licensed Program for which a particular Commercial Option was exercised under this Section 2.2.  The Parties acknowledge that there may be different Grant Dates for each Licensed Program, depending on when and if Licensee exercises a Commercial Option for the applicable Licensed Program.  Each Commercial Option will terminate at the end of the Option Term if Licensee fails to exercise such Program Option prior to the end of the Option Term, and Licensee will have no further rights under this Agreement to exercise any unexercised Program Option.

2.3          Retained Rights.  Except for the rights and licenses specified in Section 2.1 and, if applicable, Section 2.2.2, no license or other rights are granted to Licensee under any intellectual property of Licensor, whether by implication, estoppel, or otherwise and whether such intellectual property is subordinate, dominant, or otherwise useful for the practice of the Licensed Technology.  Notwithstanding anything to the contrary in this Agreement, Licensor may use and permit others to use the Licensed Technology for any research, development, commercial, or other purposes outside of the Field.  Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, Licensee acknowledges and agrees that the following rights are retained by Licensor and the REGENXBIO Licensors (individually and collectively, the “Retained Rights”), whether inside or outside the Field:

2.3.1          The rights and licenses granted in Section 2.1 and, if applicable, Section 2.2.2, shall not include any right (and Licensor and the REGENXBIO Licensors retain the exclusive (even as to Licensee), fully sublicensable right) under the Licensed Technology to make, have made, use, sell, offer to sell, and import Domain Antibodies that are expressed by an adeno-associated vector, including any Licensed Vector.

2.3.2          Licensor and the REGENXBIO Licensors retain the following rights with respect to the Licensed Technology:

(a)
A non-exclusive, sublicensable right under the Licensed Technology to make, have made, use, sell, offer to sell, and import products that deliver RNA interference and antisense drugs using an adeno-associated vector, including any Licensed Vector; and

(b)
A non-exclusive right for the REGENXBIO Licensors (which right is sublicensable by the REGENXBIO Licensors) to use the Licensed Technology for non-commercial research purposes and to use the Licensed Technology for such REGENXBIO Licensors’ discovery research efforts with non-profit organizations and collaborators.

2.3.3          The rights and licenses granted in Section 2.1 and, if applicable, Section 2.2.2, shall not include any right (and Licensor retains the exclusive (even as to Licensee), fully sublicensable right) under the Licensed Technology:

(a)
to conduct commercial reagent and services businesses, which includes the right to make, have made, use, sell, offer to sell, and import research reagents, including any viral vector construct; provided that, for clarity, such rights retained by Licensor shall not include the right to conduct clinical trials in humans in the Field; or

(b)
to use the Licensed Technology to provide services to any Third Parties; provided that Licensee’s license under Section 2.1 and, if applicable, Section 2.2.2, does include the right to provide the service of the administration of Licensed Products to patients.

2.3.4          Licensor retains the fully sublicensable right under the Licensed Technology to grant non-exclusive research and development licenses to Affiliates and Third Parties; provided that such research and development rights retained by Licensor shall not include the right to conduct (or permit others to conduct) clinical trials in humans in the Field or any rights to use the Licensed Technology to sell products in the Field.

2.3.5          The Trustees of the University of Pennsylvania may use and permit other non-profit organizations or other non-commercial entities to use the Licensed Technology for educational and non-commercial research purposes.

2.4          Government Rights.  Licensee acknowledges that the United States government retains certain rights in intellectual property funded in whole or part under any contract, grant, or similar agreement with a federal agency.  The license grants hereunder are expressly subject to all applicable United States government rights, including any applicable requirement that products resulting from such intellectual property sold in the United States must be substantially manufactured in the United States.

2.5          Sublicensing.

2.5.1          The license granted pursuant to Section 2.1 and, if applicable, Section 2.2.2, is sublicensable by Licensee to any Affiliates or Third Parties (through multiple tiers); provided that any such sublicense must comply with the provisions of this Section 2.5 (including Section 2.5.2).

2.5.2          The right to sublicense granted to Licensee under this Agreement is subject to the following conditions:

(a)
Licensee may only grant sublicenses pursuant to a written sublicense agreement with the Sublicensee.  Licensor must receive written notice as soon as practicable following execution of any such sublicenses.  Any further sublicenses granted by any Sublicensees (to the extent permitted hereunder) must comply with the provisions of this Section 2.5 (including Section 2.5.2) to the same extent as if Licensee granted such sublicense directly.

(b)
In each sublicense agreement, the Sublicensee must be required to comply with the terms and conditions of this Agreement to the same extent as Licensee has agreed and must acknowledge that Licensor is an express third party beneficiary of such terms and conditions under such sublicense agreement.

(c)	The official language of any sublicense agreement shall be English.

(d)
Within * * * after entering into a sublicense, Licensor must receive a copy of the sublicense written in the English language for Licensor’s records and to share with the REGENXBIO Licensors.  The copy of the sublicense may be redacted to exclude confidential information of the applicable Sublicensee, but such copy shall not be redacted to the extent that it impairs Licensor’s (or the REGENXBIO Licensors’) ability to ensure compliance with this Agreement; provided that, if either of the REGENXBIO Licensors requires a complete, unredacted copy of the sublicense, Licensee shall provide such complete, unredacted copy.

(e)
Licensee’s execution of a sublicense agreement will not relieve Licensee of any of its obligations under this Agreement.  Licensee is and shall remain * * * to Licensor for all of Licensee’s duties and obligations contained in this Agreement and for any act or omission of an Affiliate or Sublicensee that would be a breach of this Agreement if performed or omitted by Licensee, and Licensee will be deemed to be in breach of this Agreement as a result of such act or omission.

2.6          Non-Exclusive License Under Licensee Inventions.  Licensee hereby grants to Licensor a non-exclusive, worldwide, royalty-free, transferable, sublicensable, irrevocable, perpetual license under Licensee Inventions (and any intellectual property rights with respect thereto) to practice the Licensee Inventions solely in connection with AAV9, (or * * * or * * * if Licensee exercises the Commercial Option) and solely outside of the Field, including, for avoidance of doubt, the right to conduct research and develop and commercialize products and services outside of the Field.

2.7          Improvements.

2.7.1          Licensee hereby grants to Licensor a non-exclusive, worldwide, royalty-free, transferable, sublicensable, irrevocable, perpetual license:

(a)	to use any Licensed Back Improvements (and any intellectual property rights with respect thereto) consummate in scope to the Retained Rights, and

(b)
to practice the Licensed Back Improvements (and any intellectual property rights with respect thereto) in connection with * * *, AAV9 and * * *, including the right to research, develop, make, have made, use, offer for sale, and sell products and services; provided that Licensor shall have no right, under the license in this Section 2.7.1(b), to practice the Licensed Back Improvements in the Field.

2.7.2          Licensee agrees to provide prompt notice to Licensor upon the filing of any patent application covering any Licensee Invention and/or any Licensed Back Improvement, together with a reasonably detailed description of, or access to, such Licensee Inventions and/or Licensed Back Improvement to permit the practice of any such invention or improvement.

2.8          Transfer of Licensed Know-How.    Following the Effective Date and from time to time during the Term, at Licensee’s sole expense and request, Licensor may agree at its sole discretion to disclose to Licensee within * * * following such written request from Licensee manufacturing and development Know-How, including through in-person or telephonic meetings at such times and places as agreed to by the Parties, necessary or reasonably useful to make or practice the Licensed Vectors that Licensor agrees to provide to Licensee.  Licensee acknowledges and agrees that all Licensed Know-How disclosed pursuant to this Section 2.8 will be deemed “Confidential Information” of Licensor, regardless of whether such information is marked or identified as confidential and without an obligation to summarize oral information.

2.9          Section 365(n) of the Bankruptcy Code.  All rights and licenses granted to Licensee or Licensor under or pursuant to this Agreement are and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”) or any comparable law outside the United States, licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code and any comparable law outside the United States.

ARTICLE 3:  CONSIDERATION

3.1          Initial Fee.  In partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor an initial fee of $7,000,000 within * * * of the Effective Date.

3.2          Commercial Option Fee.  Licensee shall pay Licensor a fee of $2,000,000 within * * * of the exercise of each Commercial Option.

3.3          Annual Maintenance Fee.  In partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor on-going annual maintenance fees of * * * per Licensed Vector on each anniversary of the Effective Date.  For clarity, the maintenance fee for * * * will not be due unless the respective Commercial Options have been exercised.

3.4          Milestone Fees.  In partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay Licensor the following milestone payments within * * * of each Licensed Product containing a distinct Licensed Vector (specifically, * * *, AAV9 * * *), to achieve such milestone event:

Milestone	Milestone Payment
1. First treatment of human subject in the first clinical trial (i.e., first patient, first dose)	* * *
2. First treatment of first human subject in Phase 3 Clinical Trial (i.e., first patient, first dose)	* * *
3. BLA application submitted to the FDA in the United States	* * *
4. Marketing Authorization application submitted to the EMA in the European Union	* * *
5. BLA approval received from the FDA in the United States	* * *
6. Marketing Authorization approval received from the EMA in the European Union	* * *
Total (per Licensed Product):	$13,000,000

3.4.1          For clarity, the milestone payments set forth in Section 3.4 are payable regardless of whether the milestone is achieved by Licensee, any Affiliate, or any Sublicensee, and regardless of whether the milestone is achieved by more than one Licensed Product with distinct Licensed Vectors.  To the extent that e ither of the first two development milestones in Section 3.4 (i.e., first treatment of a human subject in a clinical trial or first treatment in Phase 3 Clinical Trial) has not been paid at the time of achievement of either the BLA or Marketing Authorization submission milestone, then, upon the achievement of either of such submission milestones, the preceding unpaid development milestone payments shall be made in addition to the payment corresponding to the applicable submission milestone that has been achieved.

3.5          Royalties.  In further consideration of the rights and licenses granted to Licensee under this Agreement, Licensee shall pay to Licensor the following royalties based upon the annual Net Sales of Licensed Products, subject to the reductions in royalty rates set forth in Section 3.5.1:

Cumulative Annual Net Sales of all Licensed Products Worldwide	Royalty Percentage
Portion of Annual Net Sales less than $* * *	* * *
Portion of Annual Net Sales greater than (and including) $* * *	* * *

For clarity, the Annual Net Sales resets to zero at the beginning of each calendar year.

3.5.1          Third Party Royalties Stacking Provision.  If Licensee must obtain a license from one or more Third Parties to avoid infringement of such Third Party(ies)’s rights in order to manufacture, use, or commercialize a given Licensed Product and if the royalties required to be paid to such Third Party(ies) for such license, together with those royalties payable to Licensor, in the aggregate, exceed * * *  of Net Sales for any Licensed Product, then the royalty owed to Licensor for that Licensed Product will be reduced by an amount calculated as follows:

STACKING ROYALTY CALCULATIONS

R = (C * (A / (A+B)))

Where

R = reduction of Licensor royalty,
A = unreduced Licensor royalty,
B = sum of all Third Party royalties,
C = increment of projected total royalty above * * * .

Example Calculation:

Assume:	i) all Third Party royalties = * * *
ii) unreduced Licensor royalty = * * *
iii) projected total royalty = * * *

R = * * *
R = * * *
R = * * *
Licensor Stacked Royalty = * * * (but subject to the cap described below)

Notwithstanding the foregoing, Licensee will pay to Licensor no less than * * * of the royalties that Licensee would otherwise pay to Licensor with respect to Net Sales of Licensee if there were no royalties due to Third Parties.

3.5.2          Adjustment of Royalties For Licenses.  On a Licensed Product-by-Licensed Product, country-by-country basis, upon the date on which the manufacture, use, sale, offer for sale, or import of a Licensed Product does not infringe or is not covered by a Valid Claim in such country, then the royalty percentage applicable to Net Sales of such Licensed Product under this Section 3.5 in such country shall be reduced by * * *.

3.5.3          Royalty Payment Period.  Licensee’s obligation hereunder for payment of a royalty under this Section 3.5 on the Net Sales of Licensed Products in a given country will end on a country-by-country, Licensed Product-by-Licensed Product basis on the later of: (i)  expiration, lapse, abandonment, or invalidation of the last Valid Claim of the Licensed Patents to expire, lapse, become abandoned or become unenforceable for the applicable Licensed Product in the applicable country, or (ii) * * * from the first commercial sale of the applicable Licensed Product in the applicable country.

3.6          Sublicense Fees & Priority Review Voucher Transfer Fee.

3.6.1          In further consideration of the rights and licenses granted to Licensee under this Agreement, Licensee will pay Licensor * * * of any sublicense fees (* * *) received by Licensee or its Affiliates from a Third Party for the Licensed Technology from any Sublicensee or from any person or entity granted any option to obtain a sublicense (“Sublicensing Revenue”).

3.6.2          In further consideration of the rights and licenses granted to Licensee under this Agreement, Licensee will pay Licensor twenty percent (20%) of the fees related to the sale or other transfer or rights to a Third Party under any priority review voucher issued in connection with or otherwise related to a Licensed Product.   Should Licensee or its Affiliates elect to use any priority review voucher issued in connection with or otherwise related to a Licensed Product rather than sell or transfer the priority review voucher to a Third Party, Licensee will pay Licensor 20% of the average value of the last five publicly disclosed priority review voucher sales at the time of use.

3.6.3          With respect to the obligations under this Section 3.6, Licensee shall not be required to submit any amounts received from a Third Party for the following:

(a)
Reimbursement or payment of Licensee’s actual costs or on an arm’s length cost plus arrangement for research, development, and/or manufacturing activities performed by Licensee or its Affiliates corresponding directly to the research, development and/or manufacturing of Licensed Products pursuant to a specific agreement;

(b)	Any and all amounts paid to Licensee or its Affiliates by a Sublicensee as royalties on sales of Licensed Product sold by the Sublicensee under a sublicense agreement; and

(c)	Consideration received for the purchase of an equity interest in Licensee or its Affiliates at fair market value or in the form of loans at arm’s length rates of interest.

3.6.4          If Licensee or its Affiliates receives sublicense fees from Sublicensees or from any person or entity granted any option to obtain a sublicense under this Agreement in the form of non-cash consideration, then Licensee shall pay Licensor a cash payment as required under Section 3.6 determined based on the fair market value of such non-cash consideration.  If Licensee or its Affiliate enters into any sublicense that is not an arm’s length transaction, fees due under this Section 3.6 will be calculated based on the fair market value of such transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business, as determined jointly by Licensor and Licensee based on transactions of a similar type and standard industry practice, if any.

3.6.5          To the extent Licensee or its Affiliates receives payment from a Third Party relating to one or more of the milestone events set forth in the table in Section 3.4, then the amount of the payment made to Licensor under such Section 3.4 with respect to such milestone event shall not be deemed sublicense fees under this Section 3.6; instead, the amounts due under this Section 3.6 shall be calculated by applying the applicable sublicense fee rate set forth in Section 3.6 above to the sublicense fees received by Licensee or its Affiliates from such Third Party after deducting the amount of the payment under Section 3.4.

3.7          Reports and Records.

3.7.1          Licensee must deliver to Licensor within * * * after the end of each Calendar Quarter beginning after the first commercial sale of a Licensed Product a report setting forth the calculation of the royalties due to Licensor for such Calendar Quarter, including:

(a)	Number of Licensed Products included within Net Sales, listed by country;

(b)	Gross consideration for Net Sales of Licensed Product, including all amounts invoiced, billed, or received, listed by country;

(c)	Qualifying costs to be excluded from the gross consideration, as described in Section 1.25, listed by category of cost and by country;

(d)	Net Sales of Licensed Products listed by country;

(e)	A detailed accounting of any royalty reductions applied pursuant to Section 3.5.1;

(f)	Royalties owed to Licensor; and

(g)	The computations for any applicable currency conversions.

3.7.2          Licensee shall pay the royalties due under Section 3.5 within * * * following the last day of the Calendar Quarter in which the royalties accrue.  Licensee shall send the royalty payments along with the report described in Section 3.7.1.

3.7.3          Within * * * after the occurrence of a milestone event described in Section 3.4, Licensee must deliver to Licensor a report describing the milestone event that occurred, together with a payment of the applicable amount due to Licensor pursuant to Section 3.4.

3.7.4          Within * * * after the receipt of any fees from any Third Party as described in Section 3.6, Licensee must deliver to Licensor a report describing the fees received, together with a payment of the applicable amount due to Licensor pursuant to Section 3.6.

3.7.5          All financial reports under this Section 3.7 will be certified by the chief financial officer of Licensee or Licensee’s qualified financial representative.

3.7.6          Licensee shall maintain and require its Affiliates and all Sublicensees to maintain, complete, and accurate books and records that enable the royalties, fees, and payments payable under this Agreement to be verified.  The records must be maintained for * * * after the submission of each report under Article 3.  Upon reasonable prior written notice to Licensee, Licensee and its Affiliates and all Sublicensees will provide Licensor and/or the REGENXBIO Licensors (and their respective accountants) with access to all of the relevant books, records, and related background information required to conduct a review or audit of the royalties, fees, and payments payable to Licensor under this Agreement to be verified.  Access will be made available: (a) during normal business hours; (b) in a manner reasonably designed to facilitate the auditing party’s review or audit without unreasonable disruption to Licensee’s business; and (c) no more than once each calendar year during the term of this Agreement and for a period of five years thereafter.  Licensee will promptly pay to Licensor the amount of any underpayment determined by the review or audit, plus accrued interest.  If the review or audit determines that Licensee has underpaid any payment by * * * or more, then Licensee will also promptly pay the costs and expenses of Licensor and the REGENXBIO Licensors and their respective accountants in connection with the review or audit.  If the review or audit determines that Licensee has overpaid any payment, then Licensor shall refund the overpayment to Licensee.

3.8          Currency, Interest.

3.8.1          All dollar amounts referred to in this Agreement are expressed in United States dollars.  All payments to Licensor under this Agreement must be made in United States dollars.

3.8.2          If Licensee receives payment in a currency other than United States dollars for which a royalty or fee or other payment is owed under this Agreement, then (a) the payment will be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of the Wall Street Journal, N.Y. edition, as of the last business day of the Calendar Quarter in which the payment was received by Licensee; and (b) the conversion computation will be documented by Licensee in the applicable report delivered to Licensor under Section 3.7.

3.8.3          All amounts that are not paid by Licensee when due will accrue interest from the date due until paid at a rate equal to 1.5% per month (or the maximum allowed by law, if less).

3.9          Taxes and Withholding.

3.9.1          All payments hereunder will be made free and clear of, and without deduction or deferment in respect of, and Licensee shall pay and be responsible for, and shall hold Licensor harmless from and against, any taxes, duties, levies, fees, or charges, including sales, use, transfer, excise, import, and value added taxes (including any interest, penalties, or additional amounts imposed with respect thereto) but excluding withholding taxes to the extent provided in Section 3.9.2.  At the request of Licensee, Licensor will give Licensee such reasonable assistance, which will include the provision of documentation as may be required by the relevant tax authority, to enable Licensee to pay and report and, as applicable, claim exemption from or reduction of, such tax, duty, levy, fee, or charge.

3.9.2          If any payment made by Licensee hereunder becomes subject to withholding taxes with respect to Licensor’s gross or net income under the laws of any jurisdiction, then Licensee will deduct and withhold the amount of such taxes for the account of Licensor to the extent required by law and will pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to Licensor appropriate proof of payment of such withholding taxes.  At the request of Licensor, Licensee will give Licensor such reasonable assistance, which will include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable Licensor to claim exemption from or reduction of, or otherwise obtain repayment of, such withholding taxes, and will upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of withholding tax.

ARTICLE 4:  DILIGENCE

4.1          Diligence Obligations.  Licensee will use commercially reasonable efforts to develop, commercialize, market, promote, and sell Licensed Products in the Field.  Commercially reasonable efforts means efforts equivalent to those utilized by * * *.  Without limiting the foregoing, Licensee will  meet the following: acceptance by the FDA or foreign equivalent of an investigational new drug application, for a Licensed Product by no later than * * * after the Effective Date; provided, however, that, if Licensee expects not to achieve the milestone on or before the specified deadline, Licensee may pay Licensor an extension fee of * * * on or before such deadline and the deadline shall then be extended by an * * *.  Licensee will provide Licensor written notice within * * * of achieving the milestone.

4.2          Development Plans.

4.2.1          For each Licensed Product in the Field, Licensee will prepare and deliver to Licensor a development plan and budget (each a “Development Plan”).  The initial Development Plans for the Licensed Product in the Field will be delivered within * * * after the Effective Date.

4.2.2          Each Development Plan will cover the next 2 years, and will include future development activities that Licensee plans to undertake (either directly or through its Affiliates, or any Sublicensees) during those 2 years that relate directly to the Licensed Product, Licensee’s strategy to bring the Licensed Product to commercialization, and projected timeline for completing the necessary tasks to accomplish the goals of the strategy.

4.2.3          Following receipt by Licensor of each Development Plan, Licensor will promptly notify Licensee of any comments or suggested revisions, and Licensee shall incorporate any appropriate comments and suggested revisions in good faith.

4.3          Reporting.  Within * * * after the Effective Date and within * * * thereafter, Licensee shall provide Licensor with written progress reports, setting forth in such detail as Licensor may reasonably request, a summary of the progress of the development, evaluation, testing and commercialization of each Licensed Product.  Licensee will also notify Licensor within * * * of the first commercial sale by Licensee, its Affiliates, or any Sublicensees of each Licensed Product.  Such a report (“Development Progress Report”), setting forth the current stage of development of Licensed Products, shall include:

4.3.1          Date of Development Progress Report and time covered by such report;

4.3.2          Major activities and accomplishments completed by Licensee, its Affiliates, and any Sublicensees relating directly to the Licensed Products since the last Development Progress Report;

4.3.3          Significant research and development projects relating directly to the Licensed Products currently being performed by Licensee, its Affiliates, and any Sublicensees and good faith, but non-binding, projected dates of completion;

4.3.4          A summary update to the Development Plan, which will include a summary of anticipated future development activities to be undertaken by Licensee, its Affiliates, or any Sublicensees during the next reporting period relating directly to the Licensed Products, Licensee’s strategy to bring the Licensed Products to commercialization, and projected timeline for completing the necessary tasks to accomplish the goals of the strategy;

4.3.5          Projected total development remaining before product launch of each Licensed Product; and

4.3.6          Summary of significant development efforts using the Licensed Technology being performed by Third Parties, including the nature of the relationship between Licensee and such Third Parties.

4.4          Confidential Information.  The Parties agree that Development Progress Reports shall be deemed Licensee’s Confidential Information; provided that Licensor may share a copy of such reports with the REGENXBIO Licensors.

4.5          Improvements.  Simultaneously with the Development Progress Report, Licensee shall deliver a detailed description of any Licensee Inventions and any Licensed Back Improvements, if not previously provided pursuant to Section 2.7.3.

ARTICLE 5:  CONFIDENTIALITY

5.1          Treatment of Confidential Information.  Each Party, as a receiving party (a “Receiving Party”), agrees that it will (a) treat Confidential Information of the other Party (the “Disclosing Party”) as strictly confidential; (b) protect the Confidential Information of the Disclosing Party with at least the same degree of care as it protects its own confidential and proprietary information, and in any event with not less than a reasonable degree of care; (c) not disclose such Confidential Information to Third Parties without the prior written consent of the Disclosing Party, except as may be permitted in this Agreement; provided that any disclosure permitted hereunder shall be under confidentiality agreements with provisions at least as stringent as those contained in this Agreement; and (d) not use such Confidential Information for purposes other than those authorized expressly in this Agreement.  The Receiving Party agrees to ensure that its employees who have access to Confidential Information are obligated in writing to abide by confidentiality obligations at least as stringent as those contained under this Agreement.

5.2          Public Announcements.

5.2.1          The Parties may agree to issue a joint press release.  Except as provided in Section 5.2.2, any press releases by either Party with respect to the other Party or any other public disclosures concerning the existence of or terms of this Agreement shall be subject to review and approval by the other Party.  Once a joint press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5.2.2          Notwithstanding Section 5.2.1, Licensor has the right to publish (through press releases, scientific journals, or otherwise) and refer to any clinical, regulatory, or research results related to Licensee’s Licensed Product or Licensed Vector program that have been publicly disclosed by Licensee, including referring to Licensee by name as a licensee of Licensor, which publication or referral by Licensor shall not require the prior consent of Licensee.

5.3          Authorized Disclosure.  Notwithstanding the provisions of Section 5.1 or 5.2, either Party may disclose the other’s Confidential Information or make such a disclosure of the existence of and/or terms of this Agreement to any * * *; provided that, in each case, such recipient of Confidential Information is obligated to keep such information confidential on terms no less stringent than those set forth in this Agreement.  Furthermore, Licensee agrees that Licensor may share a copy of this Agreement, reports and notices provided by Licensee to Licensor pursuant to the terms of this Agreement, and copies of sublicense agreements provided to Licensor hereunder, with the REGENXBIO Licensors to the extent required by the GSK Agreement and the Penn Agreement, under confidentiality.  In the event that the Receiving Party receives service of legal process that purports to compel disclosure of the Disclosing Party’s Confidential Information or becomes obligated by law, rule, regulation or rules of a security exchange, to disclose the Confidential Information of the Disclosing Party or the existence of or terms of this Agreement to any governmental authority, then, to the extent legally permitted, the Receiving Party shall promptly notify the Disclosing Party, so that the Disclosing Party may seek an appropriate protective order or other remedy with respect to narrowing the scope of such requirement and/or waive compliance by the Receiving Party with the provisions of this Agreement.  The Receiving Party will, at the Disclosing Party’s request and expense, provide the Disclosing Party with reasonable assistance in obtaining such protective order or other remedy.  If, in the absence of such protective order or other remedy, the Receiving Party is nonetheless required by law, rule, regulation or rules of a security exchange, to disclose the existence of or terms of this Agreement or other Confidential Information of the Disclosing Party, then the Receiving Party may disclose such Confidential Information without liability hereunder; provided that the Receiving Party shall furnish only such portion of the Confidential Information that is legally required to be disclosed and only to the extent required by law.

5.4          Term of Confidentiality.  The obligations of this Article 5 shall continue for a period of * * * following the expiration or termination of this Agreement.

ARTICLE 6: TERM AND TERMINATION

6.1          Term of Agreement.  This Agreement will commence on the Effective Date and continue in effect on a country-by-country, Licensed Product-by-Licensed Product basis until the later of: (i) the expiration, lapse, abandonment, or invalidation of the last Valid Claim of the Licensed Patents to expire, lapse, become abandoned, become unenforceable for the applicable Licensed Product, or (ii) 10 years from the first commercial sale of a Licensed Product, unless sooner terminated as provided in this Agreement.  Upon expiration of the Agreement, the license grant to Licensee pursuant to Section 2.1 shall become irrevocable, perpetual, royalty-free and fully paid-up.

6.2          Termination for Failure to Exercise Commercial Option(s).  Each Commercial Option will terminate automatically if such Commercial Option has not been exercised at the end of the Option Term; provided that such termination will not affect Licensee’s rights under this Agreement with respect to the license granted under Section 2.1.

6.3          Licensee’s Right to Terminate.  Licensee may, upon * * * prior written notice to Licensor, terminate this Agreement for any reason, with or without cause.  In exercising such termination right, Licensee may terminate the Agreement in its entirety or, if desired, Licensee may specify in the written notice that this Agreement is terminating only with respect to one or more Licensed Vectors in the Field.

6.4          Termination for Breach.

6.4.1          Licensor may terminate this Agreement, if Licensee is late in paying to Licensor royalties, fees, or any other monies due under this Agreement, and if Licensee does not pay Licensor in full within * * * upon written demand from Licensor, which termination shall be effective immediately upon the expiration of such * * * cure period.

6.4.2          Either Party may terminate this Agreement, if the other Party materially breaches this Agreement and does not cure such material breach within * * * after written notice of the breach, which termination shall be effective immediately upon the expiration of such * * * cure period. Notwithstanding the above, if Licensee disputes in good faith that such material breach exists, and gives Licensor written notice of such dispute within * * * following Licensee’s receipt of Licensor’s notice of default, then, Licensor may not terminate this agreement until the dispute is resolved in accordance with Section 10.6; provided that Licensor shall be entitled to terminate this Agreement at the end of the original * * * cure period, without waiting for resolution of the dispute in accordance with Section 10.6, if the breach by Licensee of this Agreement would cause Licensor to be in breach of the GSK Agreement or the Penn Agreement.

6.5          Termination for Insolvency. Licensor shall have the right to terminate this Agreement, upon notice to the Licensee, in the event that:

(a)     Licensee shall have: (i) voluntarily commenced any proceeding or filed any petition seeking relief under the bankruptcy, insolvency or other similar laws of any jurisdiction, (ii) applied for, or consented to, the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property, (iii) filed an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding, (iv) made a general assignment for the benefit of creditors of all or substantially all of its assets, (v) admitted in writing its inability to pay all or substantially all of its debts as they become due, or (vi) taken corporate action for the purpose of effecting any of the foregoing; or

(b)     An involuntary proceeding shall have been commenced, or any involuntary petition shall have been filed, in a court of competent jurisdiction seeking: (i) relief in respect of Licensee, or of its property, under the bankruptcy, insolvency or similar laws of any jurisdiction, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for the Licensee or for all or substantially all of its property, or (iii) the winding-up or liquidation of the Licensee; and, in each case, such proceeding or petition shall have continued undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall have continued unstayed, unappealed and in effect for 30 days.

6.6          Patent Challenge.

6.6.1          Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, upon the commencement by Licensee or any of its Affiliates of a Patent Challenge.

6.6.2          Licensee shall include in each sublicense agreement entered into with a Sublicensee a right of Licensee to terminate such sublicense agreement if such Sublicensee commences a Patent Challenge; and Licensee shall terminate the sublicense agreement, effective immediately upon written notice to the Sublicensee, if the Sublicensee commences a Patent Challenge.  If a Sublicensee commences a Patent Challenge and Licensee fails to terminate the applicable sublicense agreement, then Licensor may terminate this Agreement, effective immediately upon written notice to the Licensee.

6.6.3          For purposes of this Section 6.6, “Patent Challenge” means any action against Licensor or the REGENXBIO Licensors, including an action for declaratory judgment, to declare or render invalid or unenforceable the Licensed Patents, or any claim thereof.

6.7          Effects of Termination.  The effects of termination by Licensee pursuant to Section 6.3, by either Party, as applicable, pursuant to Section 6.4, or by Licensor pursuant to Section 6.5 or 6.6 shall be as follows:

6.7.1          The applicable licenses granted by Licensor hereunder shall terminate, and Licensee, its Affiliates, and (unless the sublicense agreement is assigned pursuant to Section 6.7.2) all Sublicensees shall cease to make, have made, use, import, sell, and offer for sale all Licensed Products and shall cease to otherwise practice the Licensed Technology; provided that Licensee, its Affiliates, and its Sublicensees shall have the right to continue to sell their existing inventories of Licensed Products under the terminated licenses for a period not to exceed * * * after the effective date of such termination;

6.7.2          If termination is by Licensor pursuant to Sections 6.4, 6.5 or 6.6, then, at Licensor’s request, Licensee shall assign to Licensor any or all sublicenses granted to Third Parties to the extent of the rights licensed to Licensee hereunder and sublicensed to the Sublicensee; provided that (i) prior to such assignment, Licensee shall advise Licensor whether such Sublicensee is then in full compliance with all terms and conditions of its sublicense and continues to perform thereunder, and, if such Sublicensee is not in full compliance or is not continuing to perform, Licensor may elect not to have such sublicense assigned; and (ii) following such assignment, Licensor shall not be liable to such Sublicensee with respect to any obligations of Licensee to the Sublicensee that are not consistent with, or not required by, Licensor’s obligations to Licensee under this Agreement; and all sublicenses not requested to be assigned to Licensor shall terminate.  If termination is for any other reason, then all sublicenses shall terminate;

6.7.3          If termination is by Licensee pursuant to Section 6.3 or by Licensor pursuant to Section 6.4, 6.5, or 6.6, then Licensee shall grant, and hereby grants, to Licensor a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, transferable, sublicensable license under any Licensed Back Improvements, for use by Licensor for the research, development, and commercialization of products in any therapeutic indication;

6.7.4          Licensee shall pay all monies then-owed to Licensor under this Agreement;

6.7.5          Each Receiving Party shall, at the Disclosing Party’s request, return all Confidential Information of the Disclosing Party.  Notwithstanding the foregoing, one copy may be kept by either Party for a record of that Party’s obligations; and

6.7.6          If termination is only with respect to one or more Licensed Vectors within the Field, but not all Licensed Vectors, then the provisions of this Section 6.7 shall only apply with respect to the terminated Licensed Vectors, and this Agreement shall continue with respect to the non-terminated Licensed Vectors.

6.8          Survival.  Licensee’s obligation to pay all monies due and owed to Licensor under this Agreement that have matured as of the effective date of termination or expiration shall survive the termination or expiration of this Agreement.  In addition, the provisions of Section 2.3, (Retained Rights), Section 2.4 (Government Rights), Section 2.6 (Non-Exclusive License Under Licensee Inventions), Section 2.7 (Improvements), Article 3 (Consideration) (with respect to any final reports or to the extent any amounts are due but unpaid), Section 3.7 (Reports and Records), Section 4.4 (Confidential Information), Article 5 (Confidentiality), Article 6 (Term and Termination), Section 8.3 (Disclaimer of Warranties, Damages), Section 8.4 (Indemnification), Section 8.5 (Insurance), Article 9 (Use of Name), and Article 10 (Additional Provisions) shall survive such termination or expiration of this Agreement in accordance with their respective terms.

ARTICLE 7:  PATENT MAINTENANCE; PATENT INFRINGEMENT

7.1          Prosecution of Licensed Patents.  As between Licensor and Licensee, the Parties agree as follows:

7.1.1          Licensor shall have the sole right, but not the obligation, to Prosecute patent applications and issued patents within Licensed Patents, in Licensor’s sole discretion.  Subject to Section 7.1.3, Licensor shall provide Licensee with a reasonable opportunity to review and provide comments in connection with the Prosecution of the Licensed Patents; and Licensor shall keep Licensee reasonably informed as to all material developments with respect to such Licensed Patents and shall supply to Licensee copies of material communications received and filed in connection with the Prosecution of such Licensed Patents.

7.1.2          Nothing in this Agreement obligates Licensor to continue to Prosecute any patent applications or issued patents, and Licensee acknowledges that Licensor shall have no obligation to undertake any inter-party proceedings, such as oppositions, inter partes review, or interferences, or to undertake any re-examination or re-issue proceedings, in either case, with respect to the Licensed Patents.

7.1.3          Licensee acknowledges that The Trustees of the University of Pennsylvania control Prosecution of the Licensed Patents, with Licensor having certain rights to review.  Licensee acknowledges and agrees that (a) the rights and obligations under this Section 7.1 are subject to the rights of the REGENXBIO Licensors set forth in the GSK Agreement and Penn Agreement with respect to the Licensed Patents, and (b) Licensor’s obligations under this Agreement only apply to the extent of Licensor’s rights with respect to participation in Prosecuting the Licensed Patents under the GSK Agreement and the Penn Agreement.  Licensor shall have the sole right, but not the obligation, to Prosecute patent applications and issued patents within Licensed Patents, in Licensor’s sole discretion.

7.2          Infringement Actions Against Third Parties.

7.2.1          Licensee is responsible for notifying Licensor promptly of any infringement of Licensed Patents (other than Retained Rights) that may come to Licensee’s attention, including any “patent certification” filed in the United States under 21 U.S.C. § 355(b)(2) or 21 U.S.C. § 355(j)(2) or similar provisions in other jurisdictions alleging the invalidity, unenforceability or non-infringement of any Licensed Patents, and any notification received pursuant to subsection (k) of 42 U.S.C § 262 for any Licensed Product that becomes a “reference product.”  However, Licensee is under no obligation to search for potential infringers.

7.2.2          As between Licensor and Licensee, but subject to any obligations of Licensor to the REGENXBIO Licensors, Licensor shall have the sole right, but not the obligation, to prosecute any such infringement * * *.  In any action to enforce any of the Licensed Patents, Licensee, at the request and expense of Licensor, shall cooperate to the fullest extent reasonably possible, including in the event that, if Licensor is unable to initiate or prosecute such action solely in its own name, Licensee shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute, maintain, and settle such action.  Nothing in this Agreement obligates Licensor to bring or prosecute lawsuits against Third Parties for infringement of any Licensed Patents.

7.2.3          Licensee shall have no right to undertake prosecution of any such infringement.

7.3          Defense of Infringement Claims.  In the event Licensee or Licensor becomes aware that Licensee’s or any of its Affiliates’ or any Sublicensees’ practice of the Licensed Patents is the subject of a claim for patent infringement by a Third Party, that Party shall promptly notify the other, and the Parties shall consider the claim and the most appropriate action to take.  Licensee shall cause each of its Affiliates and each Sublicensee to notify Licensee promptly in the event such entity becomes aware that its practice of the Licensed Patents is the subject of a claim of patent infringement by another.  To the extent Licensor takes any action, Licensor (or the REGENXBIO Licensors) shall have the right to require Licensee’s reasonable cooperation in any such suit, upon written notice to Licensee; and Licensee shall have the obligation to participate upon Licensor’s request, in which event, Licensor shall bear the cost of Licensee’s participation.  Without Licensor’s prior written permission, not to be unreasonably withheld, Licensee must not settle or compromise any such suit in a manner that imposes any material obligations or restrictions on Licensor or the REGENXBIO Licensors or grants any rights to the Licensed Patents other than rights that Licensee has the right to grant under this Agreement.

ARTICLE 8:  WARRANTIES; INDEMNIFICATION

8.1          Representations and Warranties by Licensor.  Licensor represents and warrants to Licensee as of the Effective Date:

8.1.1          Licensor has the right, power, and authority to enter into this Agreement and to grant to Licensee the rights specified in this Agreement;

8.1.2          This Agreement when executed shall become the legal, valid, and binding obligation of it, enforceable against it, in accordance with its terms;

8.1.3          There are no actions, suits, proceedings, or arbitrations pending or, to Licensor’s knowledge, threatened against Licensor relating to the Licensed Patents that would be inconsistent with the rights granted to Licensee under this Agreement;

8.1.4          To Licensor’s knowledge, (a) the Licensed Patents are solely owned by The Trustees of the University of Pennsylvania, and (b) no Third Party (other than the REGENXBIO Licensors) has any right, interest, or claim in or to such Licensed Patents in the Field that are inconsistent with those granted to Licensee in the Field under this Agreement;

8.1.5          Licensor has not received any written notice from any Third Party patentee alleging infringement of such Third Party’s patents by the practice of the Licensed Patents in the Field; and

8.1.6          To Licensor’s knowledge, Licensor does not Control as of the Effective Date any patent or patent application (other than the Licensed Patents (as defined in Section 1.17) that would necessarily be infringed by the use or sale of Licensed Vectors in the Field.  If it is determined, in accordance with the procedure of this Section 8.1.6, that Licensor Controls as of the Effective Date a patent or patent application (other than the Licensed Patents) that would necessarily be infringed by the use or sale of Licensed Vectors in the Field, then Licensee’s sole remedy shall be the inclusion of the applicable patent or patent application as a “Licensed Patent” hereunder but solely to the extent of the claim(s) that would necessarily be infringed by the use or sale of Licensed Vectors.  At any time during the term of this Agreement, Licensee may notify Licensor in writing of any such patent or patent application that Licensee believes should be included as a “Licensed Patent” pursuant to this Section 8.1.6.  Such written notice shall identify the relevant patent or patent application and relevant claim(s) and shall explain briefly why Licensee, in good faith, believes it should be included as a “Licensed Patent.”  Licensor has * * * following Licensor’s receipt of Licensee’s written notice to dispute the inclusion of such patent or patent application or the scope of the remedy; in which event, such dispute will be resolved in accordance with Section 10.6.  Upon the Parties’ agreement (or a resolution, in favor of Licensee, of the dispute pursuant to Section 10.6), the applicable claim(s) of the applicable patent or patent application will be deemed a “Licensed Patent” hereunder. For the avoidance of doubt, Licensor makes no representation or warranty under this Section 8.1.6 as to any claim of a patent or patent application covering the manufacture of Licensed Patents, and Licensee acknowledges that manufacturing claims of any patents or patent applications will not be added as “Licensed Patents” pursuant to the procedure set forth in this Section 8.1.6.  For the purpose of this Section 8.1.6, “Control” means the possession by Licensor (whether by ownership or license, other than pursuant to this Agreement) of the ability to grant to Licensee access, a license, or a sublicense (as applicable) to the applicable patent or patent application on the terms and conditions set forth herein without violating the terms of any agreement or other arrangement with any Third Party.

8.2          Representations and Warranties by Licensee.  Licensee represents and warrants to Licensor as of the Effective Date that:

8.2.1          Licensee has the right, power, and authority to enter into this Agreement and to grant the rights granted by it hereunder;

8.2.2          This Agreement when executed shall become the legal, valid, and binding obligation of it, enforceable against it, in accordance with its terms;

8.2.3          Licensee has the ability and the resources, including financial resources, necessary to carry out its obligations under this Agreement; and

8.2.4          There are no actions, suits, proceedings, or arbitrations pending or, to Licensee’s knowledge, threatened against Licensee that would impact Licensee’s activities under this Agreement.

8.3          Disclaimer of Warranties, Damages.  EXCEPT AS SET FORTH IN SECTION 8.1, THE LICENSED TECHNOLOGY, LICENSED PRODUCTS, AND ALL RIGHTS LICENSED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS, AND LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT THERETO.  BY WAY OF EXAMPLE BUT NOT OF LIMITATION, EXCEPT AS SET FORTH IN SECTION 8.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES, (i) OF COMMERCIAL UTILITY, ACCURACY, COMPLETENESS, PERFORMANCE, TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THE LICENSED TECHNOLOGY, AND PROFITABILITY; OR (ii) THAT THE USE OF THE LICENSED TECHNOLOGY, OR LICENSED PRODUCTS WILL NOT INFRINGE ANY TECHNOLOGY, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES.  EXCEPT AS SET FORTH HEREIN, NONE OF LICENSOR AND  THE REGENXBIO LICENSORS SHALL BE LIABLE TO LICENSEE, LICENSEE’S SUCCESSORS OR ASSIGNS, ANY SUBLICENSEES, OR ANY THIRD PARTY WITH RESPECT TO:  (a) ANY CLAIM ARISING FROM USE OF THE LICENSED TECHNOLOGY, LICENSED PRODUCTS, AND ANY OR ALL RIGHTS LICENSED UNDER THIS AGREEMENT OR FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE, OR SALE OF LICENSED PRODUCTS; OR (b) ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ANY ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 8.3 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 8.4 OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER ARTICLE 5.

8.4          Indemnification.

8.4.1          By Licensee.  Licensee shall defend, indemnify, and hold harmless Licensor, the REGENXBIO Licensors, and their respective shareholders, members, officers, trustees, faculty, students, contractors, agents, and employees (individually, a “Licensor Indemnified Party” and, collectively, the “Licensor Indemnified Parties”) from and against any and all Third Party liability, loss, damage, action, claim, fee, cost, or expense (including attorneys’ fees) (individually, a “Third Party Liability” and, collectively, the “Third Party Liabilities”) suffered or incurred by the Licensor Indemnified Parties from claims of such Third Parties that result from or arise out of:  * * *; provided, however, that Licensee shall not be liable for claims to the extent based on any breach by Licensor of the representations, warranties, or obligations of this Agreement or the gross negligence or intentional misconduct of any of the Licensor Indemnified Parties.  Without limiting the foregoing, Licensee must defend, indemnify, and hold harmless the Licensor Indemnified Parties from and against any Third Party Liabilities resulting from:

(a)	any * * * or other claim of any kind related to the * * * by a Third Party of a Licensed Product that * * * by Licensee, its Affiliates, any Sublicensees, their respective assignees, or vendors;

(b)	any claim by a Third Party that the * * *; and

(c)
* * * conducted by or on behalf of Licensee, its Affiliates, any Sublicensees, their respective assignees, or vendors relating to the Licensed Technology or Licensed Products, including any claim by or on behalf of a * * *.

8.4.2          By Licensor.  Licensor shall defend, indemnify, and hold harmless Licensee, its shareholders, members, officers, contractors, agents, and employees (individually, a “Licensee Indemnified Party” and, collectively, the “Licensee Indemnified Parties”) from and against any and all Third Party Liabilities suffered or incurred by the Licensee Indemnified Parties from claims of such Third Parties that result from or arise out of:  (i) any breach by Licensor of the representations, warranties, or obligations of this Agreement; and (ii) Licensor’s or its Affiliates’ gross negligence or intentional misconduct; provided, however, that Licensor shall not be liable for claims based on any breach by Licensee of the representations, warranties, or obligations of this Agreement or the gross negligence or intentional misconduct of any of the Licensee Indemnified Parties.

8.4.3          Indemnification Procedure.  Each Party, as an indemnifying party (an “Indemnifying Party”), shall not be permitted to settle or compromise any claim or action giving rise to Third Party Liabilities in a manner that imposes any restrictions or obligations on any indemnified party (an “Indemnified Party”) without the other Party’s prior written consent or, if Licensee is the Indemnifying Party, that grants any rights to the Licensed Technology or Licensed Products other than those Licensee has the right to grant under this Agreement without Licensor’s prior written consent.  The Indemnifying Party shall be permitted to control any litigation or potential litigation involving the defense of any claim subject to indemnification pursuant to this Section 8.4, including the selection of counsel, with the reasonable approval of the Indemnified Party.  Upon the Indemnifying Party’s reasonable request, the Indemnified Parties will reasonably cooperate with the Indemnifying Party in the defense and settlement of any such claim, at the Indemnifying Party’s cost and expense.  If an Indemnifying Party fails or declines to assume the defense of any such claim or action within * * * after notice thereof, then the Indemnified Party may assume the defense of such claim or action at the cost and risk of the Indemnifying Party, and any Third Party Liabilities related thereto shall be conclusively deemed a Third Party Liability of the Indemnifying Party.  The indemnification rights of an Indemnified Party contained in this Agreement are in addition to all other rights that such Indemnified Party may have at law or in equity or otherwise.  The Indemnifying Party will pay directly all Third Party Liabilities incurred for defense or negotiation of any claim hereunder or will reimburse the Indemnified Party for all documented Third Party Liabilities incident to the defense or negotiation of any such claim within * * * after the Indemnifying Party’s receipt of invoices for such fees, expenses, and charges.

8.5          Insurance.  Licensee will procure and maintain insurance policies for the following coverages with respect to product liability, personal injury, bodily injury, and property damage arising out of Licensee’s (and its Affiliates’ and any Sublicensees’) performance under this Agreement:  (a) during the term of this Agreement, comprehensive general liability, including broad form and contractual liability, in a minimum amount of * * * combined single limit per occurrence (or claim) and in the aggregate annually; (b) prior to the commencement of clinical trials involving Licensed Products and thereafter for a period of not less than * * * (or such longer period as Licensee is required by applicable law to continue to monitor the participants in the clinical trial), clinical trials coverage in amounts that are reasonable and customary in the U.S. pharmaceutical industry, subject always to a minimum limit of * * * combined single limit per occurrence (or claim) and in the aggregate annually; and (c) from prior to the first commercial sale of a Licensed Product until * * * after the last sale of a Licensed Product, product liability coverage, in amounts that are reasonable and customary in the U.S. pharmaceutical industry, subject always to a minimum limit of * * * combined single limit per occurrence (or claim) and in the aggregate annually.  Licensor may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 8.5, and Licensor reserves the right to require Licensee to adjust the limits accordingly.  The required minimum amounts of insurance do not constitute a limitation on Licensee’s liability or indemnification obligations to the Licensor Indemnified Parties under this Agreement.  The policies of insurance required by this Section 8.5 will be issued by an insurance carrier with an A.M. best rating of * * * or better and will name Licensor as an additional insured with respect to Licensee’s performance (and its Affiliates’ and any Sublicensees’) under this Agreement.  Licensee will provide Licensor with insurance certificates evidencing the required coverage within * * * after the Effective Date and the commencement of each policy period and any renewal periods.  Each certificate will provide that the insurance carrier will notify Licensor in writing at least * * * prior to the cancellation or material change in coverage.  Licensee will cause all Sublicensees to comply with the terms of this Section 8.5 to the same extent as Licensee.

ARTICLE 9:  USE OF NAME

9.1          Licensee, its Affiliates, any Sublicensees, and all of its and their employees and agents must not use Licensor’s, the University of Pennsylvania’s, or SmithKline Beecham Corporation’s name, seal, logo, trademark, or service mark (or any adaptation thereof) or the name, seal, logo, trademark, or service mark (or any adaptation thereof) of any of such entities’ representative, school, organization, employee, or student in any way without the prior written consent of Licensor or such entity, as applicable, unless required to do so pursuant to applicable law, rule, regulation or rules of a securities exchange; provided, however that Licensee may acknowledge the existence and general nature of this Agreement, subject to Section 5.2 or 5.3, as applicable.

9.2          Licensor and all of its employees and agents must not use Licensee’s name, seal, logo, trademark, or service mark (or any adaptation thereof) in any way without the prior written consent of Licensee; provided, however that Licensor may acknowledge the existence and general nature of this Agreement, subject to Section 5.2 or 5.3, as applicable, and refer to Licensee as a licensee of Licensor.

ARTICLE 10:  ADDITIONAL PROVISIONS

10.1        Relationship.  Nothing in this Agreement shall be deemed to establish a relationship of principal and agent between Licensee and Licensor, nor any of their agents or employees for any purpose whatsoever, nor shall this Agreement be construed as creating any other form of legal association or arrangement which would impose liability upon one Party for the act or failure to act of the other Party.

10.2        Assignment.  The rights and obligations of Licensee and Licensor hereunder shall inure to the benefit of, and shall be binding upon, their respective permitted successors and assigns.  Licensee may not assign or otherwise transfer (by operation of law or otherwise) this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Licensor, which consent is in the absolute discretion of Licensor but shall not be unreasonably withheld (except Licensee shall have the right to assign this Agreement without Licensor’s consent to a wholly owned Affiliate, in which case Licensee shall remain responsible for the performance of this Agreement by such Affiliate); provided, however, Licensee shall be permitted to transfer (by operation of law or otherwise) this Agreement without Licensor’s consent in connection with a Change of Control; provided that, Licensee: (i) requires any transferee or successor to agree in writing to be legally bound by this Agreement to the same extent as Licensee and provides Licensor with a copy of such undertaking;  (ii) provides Licensor with written notice of the Change of Control to Licensor within * * * of the consummation of the transaction resulting in a Change of Control of Licensee; and (iii) provides Licensor with a copy of the definitive agreement for the Change of Control of Licensee within * * * of the consummation of the transaction (provided, that Licensee shall be entitled to include customary redactions in such copy provided to Licensor, to the extent such redacted information is not necessary to verify compliance with the terms of this Agreement or otherwise required by the Penn Agreement and/or GSK Agreement).  Notwithstanding anything to the contrary in this Agreement, for clarity, in case of a Licensee Change of Control, in no event shall any intellectual property rights owned or controlled by the acquirer or its Affiliates immediately prior to such Licensee Change of Control be included in any of the licenses granted to Licensor under this Agreement.  Licensor may assign this Agreement and its rights and obligations without the consent of Licensee.  No assignment shall relieve the assigning Party of responsibility for the performance of any accrued obligations that it has prior to such assignment.  Any attempted assignment by Licensee in violation of this Section 10.2 shall be null and void and of no legal effect.

10.3        Waiver.  A waiver by either Party of a breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of that provision or a waiver of any breach of any other provision of this Agreement.

10.4        Notices.  Notices, payments, statements, reports, and other communications under this Agreement shall be in writing and shall be deemed to have been received as of the date received if sent by public courier (e.g., Federal Express), by Express Mail, receipt requested, by facsimile, or by electronic mail (with a copy of such facsimile or electronic mail also sent by one of the other methods of delivery) and addressed as follows:

If for Licensor:		with a copy to:

REGENXBIO Inc.		REGENXBIO Inc.
9600 Blackwell Road		9600 Blackwell Road
Suite 210		Suite 210
Rockville, MD 20850		Rockville, MD 20850
USA		USA
Attn: Chief Executive Officer		Attn: General Counsel
Telephone:	240-552-8181	Telephone:	240-552-8181
Facsimile:	240-652-9692	Facsimile:	240-652-9692

If for Licensee:		with a copy to:

Rocket Pharmaceuticals, Inc.		Rocket Pharmaceuticals, Inc.
350 Fifth Avenue		350 Fifth Avenue
Suite 7530		Suite 7530
New York, NY 10118		New York, NY 10118
USA		USA
Attn: Chief Executive Officer		Attn: Director of Legal & Corporate Development
Telephone:	646-440-9100	Telephone:	646-440-9100
Facsimile:		Facsimile:

Either Party may change its official address upon written notice to the other Party in accordance with this Section 10.4.

10.5        Applicable Law.  This Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to conflict of law provisions that may require the application of the laws of another jurisdiction.  Subject to Section 10.6, the Parties hereby submit to the exclusive jurisdiction of and venue in the courts located in the State of New York with respect to any and all disputes concerning the subject of this Agreement.

10.6        Dispute Resolution.  In the event of any controversy or claim arising out of or relating to this Agreement, the Parties shall first attempt to resolve such controversy or claim through good faith negotiations for a period of not less than * * * following notification of such controversy or claim to the other Party.  If such controversy or claim cannot be resolved by means of such negotiations during such period, then such controversy or claim shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA in effect on the date of commencement of the arbitration, subject to the provisions of this Section 10.6.  The arbitration shall be conducted as follows:

10.6.1        The arbitration shall be conducted by three arbitrators, each of whom by training, education, or experience has knowledge of the research, development, and commercialization of biological therapeutic products in the United States.  The arbitration shall be conducted in English and held in New York, New York.

10.6.2        In its demand for arbitration, the Party initiating the arbitration shall provide a statement setting forth the nature of the dispute, the names and addresses of all other parties, an estimate of the amount involved (if any), the remedy sought, otherwise specifying the issue to be resolved, and appointing one neutral arbitrator.  In an answering statement to be filed by the responding Party within * * * after confirmation of the notice of filing of the demand is sent by the AAA, the responding Party shall appoint one neutral arbitrator.  Within * * * from the date on which the responding Party appoints its neutral arbitrator, the first two arbitrators shall appoint a chairperson.

10.6.3        If a Party fails to make the appointment of an arbitrator as provided in Section 10.6.2, the AAA shall make the appointment.  If the appointed arbitrators fail to appoint a chairperson within the time specified in Section 10.6.2 and there is no agreed extension of time, the AAA shall appoint the chairperson.

10.6.4        The arbitrators will render their award in writing and, unless all Parties agree otherwise, will include an explanation in reasonable detail of the reasons for their award.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, including in the courts described in Section 10.5.  The arbitrators will have the authority to grant injunctive relief and other specific performance; provided that the arbitrators will have no authority to award damages in contravention of this Agreement, and each Party irrevocably waives any claim to such damages in contravention of this Agreement.  The arbitrators will, in rendering their decision, apply the substantive law of the State of New York, without giving effect to conflict of law provisions that may require the application of the laws of another jurisdiction.  The decision and award rendered by the arbitrators will be final and non-appealable (except for an alleged act of corruption or fraud on the part of the arbitrator).

10.6.5        The Parties shall use their reasonable efforts to conduct all dispute resolution procedures under this Agreement as expeditiously, efficiently, and cost-effectively as possible.

10.6.6        All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration will be borne equally by the Parties unless the Parties agree otherwise or unless the arbitrators in the award assess such expenses against one of the Parties or allocate such expenses other than equally between the Parties.  Each of the Parties will bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in this Agreement or by applicable law.

10.6.7        Compliance with this Section 10.6 is a condition precedent to seeking relief in any court or tribunal in respect of a dispute, but nothing in this Section 10.6 will prevent a Party from seeking equitable or other interlocutory relief in the courts of appropriate jurisdiction, pending the arbitrators’ determination of the merits of the controversy, if applicable to protect the confidential information, property, or other rights of that Party or to otherwise prevent irreparable harm that may be caused by the other Party’s actual or threatened breach of this Agreement.

10.7        No Discrimination.  Licensee, its Affiliates, and Licensee shall use reasonable efforts to require that any Sublicensees, in their respective activities under this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual, or affectional preference, age, religion, national, or ethnic origin, handicap, or because he or she is a disabled veteran or a veteran (including a veteran of the Vietnam Era).

10.8        Compliance with Law.  Licensee (and its Affiliates’ and any Sublicensees’) must comply with all prevailing laws, rules, and regulations that apply to its activities or obligations under this Agreement.  Without limiting the foregoing, it is understood that this Agreement may be subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities, articles, and information, including the Arms Export Control Act as amended in the Export Administration Act of 1979 and that Licensee’s obligations are contingent upon compliance with applicable United States export laws and regulations.  The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency.  Licensor neither represents that a license is not required nor that, if required, it will issue.

10.9        Entire Agreement.  This Agreement embodies the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, including that certain Mutual Non-Disclosure Agreement dated * * * between the Parties.  All “Confidential Information” (as defined in such Mutual Non-Disclosure Agreement) disclosed by one Party to the other Party pursuant to such Mutual Non-Disclosure Agreement shall be deemed “Confidential Information” of such disclosing Party under this Agreement (unless and until it falls within one of the exclusions set forth in Section 1.9).  This Agreement may not be varied except by a written document signed by duly authorized representatives of both Parties.

10.10      Marking.  Licensee, its Affiliates, and any Sublicensees shall mark any Licensed Product (or their containers or labels) made, sold, or otherwise distributed by it or them with any notice of patent rights necessary or desirable under applicable law to enable the Licensed Patents to be enforced to their full extent in any country where Licensed Products are made, used, sold, offered for sale, or imported.

10.11      Severability and Reformation.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the Parties’ original intent; provided that, if the Parties cannot agree upon such valid or enforceable provision, then the remaining provisions of this Agreement will remain in full force and effect, unless the invalid or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid or unenforceable provisions.

10.12      Further Assurances.  Each Party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all other reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.13      Interpretation; Construction.  The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.  In this Agreement, unless the context requires otherwise, (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine, and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) “or” is disjunctive but not necessarily exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) all references to “dollars” or “$” herein shall mean U.S. Dollars; (h) unless otherwise provided, all reference to Sections, Articles, and exhibits in this Agreement are to Sections, Articles, and exhibits of and in this Agreement; and (i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.  Business days shall mean a day on which banking institutions in Washington, D.C. are open for business.  Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

10.14      Cumulative Rights and Remedies.  The rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity.  Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert any right or remedy constitute a waiver of that right or remedy.

10.15      Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this License Agreement to be executed by their duly authorized representatives.

REGENXBIO INC.		ROCKET PHARMACEUTICALS, LTD.

By:	/s/ Kenneth Mills	By:	/s/ Gaurav D. Shah
Name:	Kenneth Mills	Name:	Gaurav D. Shah
Title:	President and CEO	Title:	CEO and President

Exhibit A-1

Licensed Patents (AAV9)

Application #	Patent #	Filing Date	Country	Status
* * *	* * *	* * *	* * *	* * *
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* * *	* * *	* * *	* * *	* * *
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Exhibit A-2

Licensed Patents * * *

Application #	Patent #	Filing Date	Country	Status
* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *
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* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *

Exhibit A-3

Licensed Patents * * *

Application #	Patent #	Filing Date	Country	Status
* * *	* * *	* * *	* * *	* * *
* * *	* * *	* * *	* * *	* * *
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Exhibit B
Press Release

Rocket Pharmaceuticals and REGENXBIO Announce New License Agreement for the Treatment of Danon Disease Using NAV AAV9 Vector

- REGENXBIO grants Rocket exclusive, worldwide rights to NAV AAV9 for the development and commercialization of treatments for Danon Disease -

 - Investigational New Drug Application Expected to be Filed in 2019; Clinical Trial to Follow -

NEW YORK and ROCKVILLE, Md.– November 26, 2018 - Rocket Pharmaceuticals, Inc. (Nasdaq: RCKT), a leading U.S.-based multi-platform gene therapy company, and REGENXBIO Inc. (Nasdaq: RGNX), a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy based on its proprietary NAV® Technology Platform, today announced an exclusive, worldwide license agreement for Rocket to develop and commercialize gene therapy treatments for Danon disease using REGENXBIO’s NAV AAV9 vector, as well as exclusive options for two additional NAV AAV vectors for the treatment of Danon disease.

Under the terms of the agreement, REGENXBIO has granted Rocket an exclusive, worldwide license, with rights to sublicense, to REGENXBIO’s NAV AAV9 vector for the development and commercialization of gene therapy treatments for Danon disease. REGENXBIO has also granted Rocket exclusive options to two additional undisclosed NAV AAV vectors for the treatment of Danon disease for up to four years. In return for these rights, REGENXBIO will receive a $7 million upfront payment, ongoing fees, milestone payments and high-single to low-double digit royalties on net sales of products incorporating the licensed intellectual property.

“Rocket is delighted to partner with REGENXBIO to advance our first gene therapy product derived from the NAV Technology Platform, reinforcing the potential of our disease-focused, multi-platform development approach allowing for the potential first-mover advantage without being limited by vector type,” said Gaurav Shah, M.D., Chief Executive Officer and President of Rocket. “Danon disease represents a significant area of unmet medical need as no specific therapies are available for the patients and families suffering from the disease. We believe the well-understood disease biology and severe patient need makes Danon disease an ideal target for gene therapy and we expect to enter the clinic next year."

“This license agreement provides further validation of the potential for the diverse application of our NAV Technology Platform for the treatment of severe diseases with high unmet medical,” said Kenneth T. Mills, President and Chief Executive Officer of REGENXBIO. ““We are pleased to initiate our partnership with Rocket, an emerging leader in gene therapy for rare diseases, via development of a gene therapy treatment for Danon disease.”

About Danon Disease

Danon disease is a rare neuromuscular and cardiovascular disease characterized by profound cardiomyopathy, skeletal myopathies, and mild cognitive impairment. It is estimated to have a prevalence of 15,000 to 30,000 patients in the U.S. and the European Union. Danon disease is caused by mutations in the gene encoding lysosome-associated membrane protein 2 (LAMP-2), an important mediator of autophagy. The LAMP-2 protein has three distinct variants generated by alternative splicing: LAMP-2A, LAMP 2B and LAMP-2C. Mutations resulting in LAMP-2B dysfunction are associated with severe cardiac disease features. The disease is often fatal in patients in the second or third decade of life due to progressive heart failure unless treated with a cardiac transplantation, which is nonetheless not considered curative. There are no specific therapies available for the treatment of Danon disease.

About Rocket Pharmaceuticals, Inc.

Rocket Pharmaceuticals, Inc. (NASDAQ: RCKT) (“Rocket”) is an emerging, clinical-stage biotechnology company focused on developing first-in-class gene therapy treatment options for rare, devastating diseases. Rocket’s multi-platform development approach applies the well-established lentiviral vector (LVV) and adeno-associated viral vector (AAV) gene therapy platforms. Rocket's lead clinical program is a LVV-based gene therapy for the treatment of Fanconi Anemia (FA), a difficult to treat genetic disease that leads to bone marrow failure and potentially cancer. Preclinical studies of additional bone marrow-derived disorders are ongoing and target Pyruvate Kinase Deficiency (PKD), Leukocyte Adhesion Deficiency-I (LAD-I) and Infantile Malignant Osteopetrosis (IMO). Rocket’s first AAV-based gene therapy program targets Danon disease, a rare neuromuscular and cardiovascular disease. For more information about Rocket, please visit www.rocketpharma.com.

About REGENXBIO Inc.

REGENXBIO is a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. REGENXBIO's NAV Technology Platform, a proprietary adeno-associated virus (AAV) gene delivery platform, consists of exclusive rights to more than 100 novel AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10. REGENXBIO and its third-party NAV Technology Platform Licensees are applying the NAV Technology Platform in the development of a broad pipeline of candidates in multiple therapeutic areas.

Rocket Cautionary Statement Regarding Forward-Looking Statements

Various statements in this release concerning Rocket's future expectations, plans and prospects, including without limitation, Rocket's expectations regarding the safety, effectiveness and timing of product candidates that Rocket may develop, including in collaboration with academic partners, to treat Fanconi Anemia (FA), Leukocyte Adhesion Deficiency-I (LAD-I), Pyruvate Kinase Deficiency (PKD) and Infantile Malignant Osteopetrosis (IMO), and the safety, effectiveness and timing of related pre-clinical studies and clinical trials, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which often include words such as "believe", "expect", "anticipate", "intend", "plan", "will give", "estimate", "seek", "will", "may", "suggest" or similar terms, variations of such terms or the negative of those terms. Although Rocket believes that the expectations reflected in the forward-looking statements are reasonable, Rocket cannot guarantee such outcomes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Rocket's ability to successfully demonstrate the efficacy and safety of such products and pre-clinical studies and clinical trials, its gene therapy programs, the preclinical and clinical results for its product candidates, which may not support further development and marketing approval, Rocket's ability to commence a registrational study in FA within the projected time periods, the potential advantages of Rocket's product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of pre-clinical studies and clinical trials of its product candidates, Rocket's and its licensors ability to obtain, maintain and protect its and their respective intellectual property, the timing, cost or other aspects of a potential commercial launch of Rocket's product candidates, Rocket's ability to manage operating expenses, Rocket's ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Rocket's dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled "Risk Factors" in Rocket's Annual Report on Form 10-K for the year ended December 31, 2017. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and Rocket undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

REGENXBIO Forward-Looking Statements

This press release includes "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as "believe," "may," "will," "estimate," "continue," "anticipate," "design," "intend," "expect," "could," "plan," "potential," "predict," "seek," "should," "would" or by variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, REGENXBIO's future operations and clinical trials. REGENXBIO has based these forward-looking statements on its current expectations and assumptions and analyses made by REGENXBIO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO's expectations and predictions is subject to a number of risks and uncertainties, including the timing of enrollment, commencement and completion and the success of clinical trials conducted by REGENXBIO, its licensees and its partners, the timing of commencement and completion and the success of preclinical studies conducted by REGENXBIO and its development partners, the timely development and launch of new products, the ability to obtain and maintain regulatory approval of product candidates, the ability to obtain and maintain intellectual property protection for product candidates and technology, trends and challenges in the business and markets in which REGENXBIO operates, the size and growth of potential markets for product candidates and the ability to serve those markets, the rate and degree of acceptance of product candidates, and other factors, many of which are beyond the control of REGENXBIO. Refer to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of REGENXBIO's Annual Report on Form 10-K for the year ended December 31, 2017 and comparable "risk factors" sections of REGENXBIO's Quarterly Reports on Form 10-Q and other filings, which have been filed with the U.S. Securities and Exchange Commission (SEC) and are available on the SEC's website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on REGENXBIO or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. REGENXBIO does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Rocket Contact:

Claudine Prowse, Ph.D.
SVP, Corporate Strategy and IRO
Rocket Pharma, Inc.
The Empire State Building, Suite 7530
New York, NY 10118
cp@rocketpharma.com
www.rocketpharma.com
investors@rocketpharma.com

REGENXBIO Contacts:

Investors
Natalie Wildenradt, 646-681-8192
natalie@argotpartners.com

Media
Adam Pawluk, 202-591-4063
apawluk@jpa.com